As filed with the Securities and Exchange Commission on October 30, 1996
                                                   Registration No. 33-98668
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                       Post-Effective Amendment No. 1 to
                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                          WINSTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                             13-3585278
(State or Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

                           230 PARK AVENUE, SUITE 3126
                            NEW YORK, NEW YORK 10169
                    (Address of principal executive offices)

                          1995 PERFORMANCE EQUITY PLAN
                            (Full title of the Plan)

                 WILLIAM J. ROUHANA, JR., Chairman of the Board
                           and Chief Executive Officer
                          WinStar Communications, Inc.
                           230 Park Avenue, Suite 3126
                            New York, New York 10169
                                 (212) 687-7577
(Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          Proposed maximum     Proposed maximum
                                                        Amount to be        offering price         aggregate          Amount of
Title of Securities to be registered                    registered            per share          offering price    registration fee
===================================================================================================================================

Common Stock issuable upon exercise of additional
options which may be granted under the Registrant's
1995 Performance Equity Plan ("1995 Plan")            2,000,000 shares      $19.84375(1)         $39,687,500.00       $13,685.34
===================================================================================================================================

(1)      Based upon the last sale  price of the Common  Stock,  as  reported  by
         Nasdaq,   on  October  24,  1996,  in  accordance  with  Rule  457  (c)
         promulgated under the Securities Act.

                              ---------------------
         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains 8 pages. The exhibit index may be found on page 5 of the consecutively numbered pages of the Registration Statement.
                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *







* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The contents of the Registration Statement on Form S-8 (No. 33-98668) previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") on October 30, 1995 are incorporated by reference in this Registration Statement.

         On April 26, 1996, the Board of Directors of the Registrant approved an amendment to the 1995 Plan to increase the number of shares available under the 1995 Plan from 1,500,000 shares to 3,500,000 shares. Such amendment was approved by the stockholders of the Registrant on June 27, 1996. Accordingly, the Registrant is filing this Registration Statement to register the additional 2,000,000 shares of Common Stock available for issuance under the 1995 Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of October, 1996.
                                         WINSTAR COMMUNICATIONS, INC.


                                         By: /s/ William J. Rouhana, Jr.
                                             ----------------------------
                                             William J. Rouhana, Jr.
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rouhana, Jr. and Fredric E. von Stange his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William J. Rouhana, Jr.    Chairman of the Board of      October 25, 1996
----------------------------   Directors and Chief
William J. Rouhana, Jr.        Executive Officer (and
                               principal executive officer)

/s/ Nathan Kantor              President, Chief Operating    October 25, 1996
----------------------------   Officer and Director
Nathan Kantor


/s/ Steven G. Chrust           Vice Chairman of the          October 25, 1996
----------------------------   Board of Directors
Steven G. Chrust


/s/ Fredric E. von Stange      Executive Vice President,     October 25, 1996
----------------------------   Chief Financial Officer
Fredric E. von Stange          and Director (and principal
                               accounting officer)

/s/ Bert W. Wasserman          Director                      October 25, 1996
----------------------------
Bert W. Wasserman


/s/ William J. vanden Heuvel   Director                      October 25, 1996
----------------------------
William J. vanden Heuvel


/s/ William Harvey             Director                      October 25, 1996
----------------------------
William Harvey


/s/ Steven B. Magyar           Director                      October 25, 1996
----------------------------
Steven B. Magyar

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------

       4.1 1995 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 33-98668))

       5.1    Opinion of Graubard Mollen & Miller (filed herewith)

      23.1 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

      23.2    Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

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